Exhibit 10.1

LIMONEIRA COMPANY
2022 OMNIBUS INCENTIVE PLAN

Award Agreement

THIS AWARD AGREEMENT (the “Agreement”) dated _____, 202_, is effective as of _____, 202_ (the “Effective Date”), between LIMONEIRA COMPANY, a Delaware corporation (“Limoneira”), and _________________________ (the “Participant”).

RECITALS:

Limoneira desires to carry out the purposes of the Limoneira Company 2022 Omnibus Incentive Plan, as it may be amended and/or restated (the “Plan”), by affording the Participant the Award opportunities, as hereinafter provided. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

PART I – Restricted Share Award (pursuant to Section 8 of the Plan)

1.            Restricted Share Award Summary.

Grant Date/Issue Date:	___________________________

Number of Restricted Shares:	___________________________

Vesting Dates (lapse of restrictions):	_____, 202_ as to _____________Shares _____, 202_ as to _____________Shares _____, 202_ as to _____________Shares

2.            Grant of Restricted Shares.

(a)            Subject to the terms of this Agreement and the Plan, Limoneira hereby grants the Participant an Award of Restricted Shares (the “Restricted Share Award”) consisting the right to receive a number of whole shares (the “Shares”) of Limoneira common stock, $0.01 par value per share (the “Common Stock”), upon the lapsing of certain restrictions as provided in Part I, Section 1 herein and elsewhere in this Agreement (as restricted, the “Restricted Shares”). The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates, and satisfaction of such conditions, as described in Part I, Sections 1, 5, and 6 herein (the lapse of restrictions on the Restricted Shares shall be referred to as “Vest,” “Vested,” and “Vesting,” and the date Vesting occurs shall be referred to as a “Vesting Date”).

3.            Stock Legends. The Restricted Shares shall be represented by Common Stock certificate(s) registered in the Participant’s name, or by shares designated for the Participant in book-entry form on the records of Limoneira’s transfer agent, subject to the restrictions set forth in this Agreement. Any stock certificate, or direct registration system book-entry account, issued or established for the Restricted Shares shall bear, in addition to applicable securities law legends, the following or similar legend:

“The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions, and restrictions (including forfeiture) contained in the Limoneira Company 2022 Omnibus Incentive Plan, as it may be amended and/or restated, and the Award Agreement entered into between the registered owner and Limoneira Company. A copy of such Plan and Agreement is on file in the offices of Limoneira Company, 1141 Cummings Road, Santa Paula, CA 93060, Attention: Compensation Committee.”

4.            Custody of Restricted Shares. Any Common Stock certificates or book-entry shares evidencing such Restricted Shares shall be held in custody by Limoneira or, if specified by the Committee, with a custodian or trustee, until the restrictions thereon set forth in Part I of this Agreement shall have lapsed. The Participant agrees to deliver a stock power, duly endorsed in blank, relating to any such Restricted Shares in certificate or book entry form.

5.            Vesting of Restricted Share Award. The Committee has sole authority to determine whether and to what degree the Restricted Shares have Vested and to interpret the terms and conditions of this Agreement and the Plan. Subject to the terms of the Plan and the Agreement (including but not limited to the provisions of Part I, Section 6 herein), the Restricted Share Award shall Vest as specified in Part I, Section 1 herein.

6.            Termination of Employment; Forfeiture of Award.

(a)            If a Participant's employment is terminated by Limoneira or an Affiliate for Cause or a Participant at the Participant’s sole discretion terminates the Participant’s employment with Limoneira or an Affiliate, and the Restricted Shares have not Vested pursuant to Part I, Sections 1 and 5 herein, then the Restricted Shares, to the extent not Vested as of the Participant’s termination of employment date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Restricted Shares. The Committee (or its designee, to the extent permitted under the Plan) shall have sole discretion to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of employment. The Participant expressly acknowledges and agrees that, except as otherwise provided herein, the termination of the Participant’s employment shall result in forfeiture of the Restricted Shares to the extent the Restricted Shares have not Vested as of the Participant’s termination of employment date.

(b)            Notwithstanding the provisions of Part I, Section 5 and Section 6(a) of this Agreement, the following provisions shall apply if any of the following shall occur prior to the full Vesting of the Restricted Shares:

(i)	Death. In the event that the Participant remains in continuous employment with Limoneira or an Affiliate from the Grant Date until the Participant’s death after _____, 202_ and prior to _____, 202_, any unvested Restricted Shares shall immediately become fully Vested as of the date of the Participant’s death.

(ii)	Disability. In the event that the Participant remains in the continuous employment with Limoneira or an Affiliate from the Grant Date until the date of the Participant’s termination of employment due to Disability after _____, 202_ and prior to _____, 202_, the Restricted Shares any unvested Restricted Shares shall immediately become fully Vested on the date of the Participant’s “termination of employment” on account of Disability. For this purpose, “Disability” shall mean the Participant is unable to engage in the Participant’s profession by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The Committee shall certify Disability, after consultation with a qualified medical examiner, and shall determine a Participant’s date of termination after taking into account the Participant’s position and all applicable laws.

(iii)	Change of Control. In the event a Change of Control occurs during the period of _____, 202_ through _____, 202_, and the Restricted Share Award is not assumed, converted or replaced as provided in Section 13(a) of the Plan, the Restricted Share Award shall vest on the date of the Change of Control. In the event a Change of Control occurs during the period of _____, 202_ through _____, 202_, and the Participant incurs a termination of employment with Limoneira or an Affiliate, other than for Cause or at the Participant’s own discretion, within one (1) year following a Change of Control, the Restricted Shares shall not be forfeited and any unvested Restricted Shares shall immediately become fully Vested as of the date of the Participant’s termination of employment.

(iv)	Without Cause; Good Reason. In the event that the Participant's employment with Limoneira or an Affiliate is terminated by the Company without Cause or by the Participant for Good Reason after _____, 202_ and prior to _____, 202_, the Restricted Shares with a Vesting Date of _____, 202_ and _____, 202_ shall not be forfeited and any such unvested Restricted Shares shall immediately become fully Vested on the date of the Participant’s termination of employment.

7.            Voting and Dividend Rights; Distribution of Shares Following Lapse of Restrictions.

(a)            During the period in which the restrictions provided herein are applicable to the Restricted Shares, the Participant shall have the right to vote such Common Stock and to receive any cash dividends paid with respect to such Common Stock. Any dividend or distribution payable with respect to such Common Stock that will be paid in Shares shall be subject to the same restrictions provided for herein on the Restricted Shares. Any other dividend or distribution (other than cash or Common Stock) payable on the Restricted Shares, and any consideration receivable for or in conversion of or exchange for the Restricted Shares, shall be subject to the terms and conditions of this Agreement or with such modifications thereof as the Committee may provide in its sole discretion, subject to applicable law.

(b)            Upon the expiration of the restrictions on the Restricted Shares provided in this Agreement as to any portion of the Restricted Shares, Limoneira in its sole discretion will either cause a new certificate(s) evidencing such amount of Common Stock to be delivered to the Participant (or, in the case of the Participant’s death after Vesting, cause such certificate to be delivered to Participant’s legal representative, beneficiary, or heir) or re-provide book-entry Shares designated for the Participant (or, in the case of the Participant’s death after Vesting, provide book-entry Shares designated for Participant’s legal representative, beneficiary, or heir) on the records of Limoneira’s transfer agent, in each case free of the restrictive legend set forth in Part I, Section 3 of this Agreement; provided, however, that Limoneira shall not be obligated to issue any fractional Shares of Common Stock in the event of Share certificates.

8.            Income Reporting; Withholding; Tax Matters; Fees.

(a)            During each year of Vesting, Limoneira or its agent shall report all income to the appropriate tax authorities and withhold and pay all required local, state, federal, foreign income and other taxes and any other amounts required to be withheld by any governmental authority or law. The Participant may elect to have Shares withheld from the Vested Restricted Shares (or other evidence of Common Stock ownership, including, without limitation, a direct registration system book-entry account) to reimburse Limoneira for any taxes paid on the Participant’s behalf. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Alternatively, upon the Vesting of the Restricted Shares, in accordance with procedures established by the Committee, the Participant may elect to reimburse Limoneira in cash for all applicable withholding taxes paid on the Participant’s behalf.

(i)	In General. Limoneira has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance, transfer, or disposition of Restricted Shares (or any other benefit), and the Participant is in no manner relying on Limoneira or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Restricted Shares (including but not limited to the acquisition or disposition of the Restricted Shares) and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that Limoneira has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(ii)	Election Under Section 83(b) of the Code.

(A)	The Participant understands that Section 83 of the Code generally taxes as ordinary income the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Code Section 83. In this context, “substantially vested” means that the restrictions on such Shares (that have been issued) have lapsed and the Restricted Shares are Vested. The Participant understands that the Participant may elect to have the Participant’s taxable income determined at the time the Participant acquires the Restricted Shares, rather than when and as the restrictions on the Restricted Shares lapse, by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the Issue Date with respect to the Shares. The Participant understands that failure to make a timely filing under Code Section 83(b) will result in the Participant’s recognition of ordinary income, as the restrictions on the applicable Shares lapse, on the fair market value of the applicable Shares at the time such restrictions lapse. The Participant further understands, however, that if Shares, with respect to which an election under Section 83(b) has been made, are forfeited, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that the Participant will be unable to recognize any loss on the forfeiture of the Restricted Shares, even though the Participant incurred a tax liability by making an election under Code Section 83(b).

(B)	The Participant understands that the Participant should consult with the Participant’s tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b). ANY ELECTION UNDER CODE SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE ISSUE DATE. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A CODE SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS LIMONEIRA OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON the Participant’s BEHALF.

(C)	The Participant will notify Limoneira in writing, in a form and manner prescribed by Limoneira, within thirty (30) days if the Participant files an election pursuant to Section 83(b) of the Code.

(b)            Fees. All third-party fees relating to the release, delivery, or transfer of the Restricted Shares shall be paid by the Participant or other recipient. To the extent the Participant or other recipient is entitled to any cash payment from Limoneira or any of its Affiliates, the Participant hereby authorizes the deduction of such fees from such payment(s) without further action or authorization of the Participant or other recipient; and to the extent the Participant or other recipient is not entitled to any such payments, the Participant or other recipient shall pay Limoneira or its designee an amount equal to such fees immediately upon the Vesting of the Restricted Shares.

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PART II - Performance Share-Based Award (pursuant to Section 9 of the Plan)

1.            Performance Share-Based Award Summary.

Number of Performance Shares awarded for the Performance Period at target level of achievement of the annual Performance Goals:                   (“Target Performance Share-Based Award”)

Number of Performance Shares awarded for the Performance Period at maximum level of achievement of the annual Performance Goals:                   (“Maximum Performance Share-Based Award”)

2.            Performance Period. The “Performance Period” is Limoneira’s fiscal year beginning on _____, 202_ and ending on _____, 202_.

3.            Performance Share-Based Award. Subject to the terms of this Agreement and the Plan, Limoneira hereby grants the Participant the opportunity to earn Shares determined on each Issue Date (as hereafter defined).

4.            Performance Goals. The Performance Share-Based Award shall be subject to Limoneira’s achievement of the following annual Performance Goals during the Performance Period, namely, the achievement of certain levels of annual revenue growth above the annual net income budget, as set forth in Exhibit A to this Part II, as determined pursuant to Part II, Section 5 of this Agreement at the end of the Performance Period.

5.            Determination of Actual Performance Share-Based Award. The actual Performance Share-Based Award, if any, earned by the Participant under this Agreement, not in excess of the Maximum Performance Share-Based Award and based upon the achievement of the annual Performance Goals during the Performance Period, is referred to herein as the “Performance Share-Based Award.” The Performance Share-Based Award will be determined as follows, as determined by the Committee:

(a)            Determination by Committee. The Performance Share-Based Award earned by the Participant under this Agreement shall be determined based on the achievement of the applicable annual Performance Goals during the Performance Period. The Committee shall determine the Performance Share-Based Award during the ninety (90) days immediately following the end of the Performance Period.

(i)	Achievement of annual Performance Goals:

(A)	First, the annual net income budget must be achieved.

(B)	Following achievement of the annual net income budget, the specific achievement levels will be determined based on annual revenue growth above the annual net income budget levels. The specific achievement levels are set forth on Exhibit A to this Part II.

(ii)	A Performance Share-Based Award shall be subject to the discretion of the Committee to eliminate or reduce the portion of the Performance Share-Based Award, even if the Performance Goals are met.

(b)            Award Date; Issue Date. The date upon which the Committee makes its determination of the Performance Share-Based Award is referred to herein as the “Award Date.” Following the Award Date, the Performance Share-Based Award is subject to restrictions which shall lapse pursuant to the applicable vesting Schedule in Exhibit A to this Part II (the “Vesting Schedule”). The lapse of restrictions on the Performance Share-Based Award shall be referred to as “Vest,” “Vested,” and “Vesting,” and the date Vesting occurs shall be referred to as a “Vesting Date”. Any date upon which Shares equal to any Vested portion of a Performance Share-Based Award are issued is referred to herein as an “Issue Date”. The Award Date will occur no later than _________ days following the conclusion of the applicable Performance Period, and each Issue Date will occur no later than __ days following each applicable Vesting Date; provided that no Participant shall have the right to designate the calendar year in which the Award Date or an Issue Date occurs.

6.            Stock Legends. The Performance Share-Based Award’s Shares shall be represented by Share certificate(s) registered in the Participant’s name, or by Shares designated for the Participant in book-entry form on the records of Limoneira’s transfer agent, subject to the restrictions set forth in Part II, Section 7 of this Agreement. Any stock certificate, or direct registration system book-entry account, issued or established for the Performance Share-Based Award’s Shares shall bear applicable securities law legends.

7.            Termination of Employment; Forfeiture of Award.

(a)            Except as may be otherwise provided in Part II, Section 7(b) of this Agreement, in the event that the employment of the Participant with Limoneira or an Affiliate is terminated by either the Participant or by Limoneira or an Affiliate during the Performance Period or prior to the time the Award becomes Vested pursuant to the Vesting Schedule set forth in Exhibit A to this Part II, any portion of the Award not yet Vested as of the Participant’s termination of employment date shall be forfeited immediately upon such termination of employment, and the Participant shall have no further rights with respect to such unvested portion of the Award. The Committee (or its designee, to the extent permitted under the Plan) shall have sole discretion to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of employment. The Participant expressly acknowledges and agrees that, except as otherwise provided herein, the termination of the Participant’s employment during the Performance Period or prior to the time the Award becomes Vested pursuant to the Vesting Schedule set forth in Exhibit A to this Part II shall result in forfeiture, as of the Participant’s termination of employment date, of any portion of the Award not yet Vested as of such termination of employment date.

(b)            Notwithstanding the provisions of Part II, Section 7(a) above, the following provisions shall apply if any of the following shall occur prior to _____, 202_:

(i)	Death.

(A)	In the event the Participant remains in continuous employment with Limoneira or an Affiliate from _____, 202_ until the Participant’s death, the Participant shall receive a Performance Share-Based Award prorated based on a fraction, the numerator of which shall be the number of months during the Performance Period in which the Participant was employed and the denominator of which shall be twelve (12). The pro-rated Performance Share-Based Award shall immediately become fully Vested as of the date of the Participant’s death, and Shares shall be issued to the deceased Participant’s estate as soon as administratively practicable but no later than March 15th of the calendar year following the calendar year in which the Participant’s death occurred.

(B)	In the event the Participant remains in continuous employment with Limoneira or an Affiliate from _____, 202_ until the Participant’s death following the completion of the Performance Period but prior to the full Vesting of the Performance Share-Based Award pursuant to the applicable Vesting Schedule in Exhibit A to this Part II, any unvested Performance Share-Based Award shall immediately become fully Vested as of the date of the Participant’s death.

(ii)	Disability.

(A)	In the event that the Participant remains in the continuous employment with Limoneira or an Affiliate from _____, 202_ until the date of the Participant’s termination of employment during a Performance Period due to Disability, the Participant shall receive a Performance Share-Based Award prorated based on a fraction, the numerator of which shall be the number of months during the Performance Period in which the Participant was employed and the denominator of which shall be twelve (12). The pro-rated Performance Share-Based Award shall immediately become fully Vested as of the date of the Participant’s termination of employment due to Disability, and Shares shall be issued to the Participant as soon as administratively practicable but no later than March 15th of the calendar year following the calendar year in which the Participant’s termination of employment due to Disability occurred. For this purpose, “Disability” shall mean the Participant is unable to engage in the Participant’s profession by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The Committee shall certify Disability, after consultation with a qualified medical examiner, and shall determine a Participant’s date of termination after considering the Participant’s position and all applicable laws.

(B)	In the event the Participant remains in continuous employment with Limoneira or an Affiliate from _____, 202_ until the Participant’s termination of employment due to Disability following the completion of the Performance Period but prior to the full Vesting of the Performance Share-Based Award pursuant to the applicable Vesting Schedule in Exhibit A to this Part II, any unvested Performance Share-Based Award shall immediately become fully Vested as of the date of the Participant’s termination of employment due to Disability.

(iii)	Change of Control.

(A)	In the event a Change of Control occurs during the Performance Period and the Award is not assumed, converted, or replaced with a substantially similar award, the Participant shall receive a Performance Share-Based Award calculated as if the Target Annual Performance Share-Based Award was earned for each of the Annual Performance Periods comprising the Overall Performance Period (to the extent that a Performance Share-Based Award has not previously been issued for such Annual Performance Periods), and Shares shall be issued to the Participant as soon as administratively practicable but no later than March 15th of the calendar year following the calendar year in which the Change of Control occurred.

(B)	In the event a Change of Control occurs following the completion of the Performance Period but prior to the full Vesting of the Performance Share-Based Award pursuant to the applicable Vesting schedule in Exhibit A to this Part II, and the Award is not assumed, converted, or replaced with a substantially similar award, the Performance Share-Based Award shall become fully Vested as of the date of the Change of Control.

(iv)	Without Cause; Good Reason.

(A)	In the event that the Participant’s employment with Limoneira or an Affiliate is terminated during an Annual Performance Period by the Company without Cause or by the Participant for Good Reason, the Participant shall receive a Performance Share-Based Award, if any, as determined by the Committee in Part II, Section 5 of this Agreement for the applicable Annual Performance Period, but prorated based on a fraction, the numerator of which shall be the number of months during the Annual Performance Period in which the Participant was so employed and the denominator of which shall be twelve (12). Any portion of a Performance Share-Based Award attributable to any Annual Performance Period that has not yet begun as of the date that the Participant’s termination of employment occurred will be forfeited.

(B)	In the event that the Participant's employment with Limoneira or an Affiliate is terminated by the Company without Cause or by the Participant for Good Reason, the Performance Share-Based Award shall not be forfeited and any unvested portion of the Performance Share-Based Award shall immediately become fully Vested on the date of the Participant’s termination of employment.

8.            Voting and Dividend Rights. After an Issue Date, the Participant shall have the right to vote the issued Shares and to receive any cash dividends paid with respect to such issued Shares.

9.            Income Reporting; Withholding; Tax Matters; Fees.

(a)            During the calendar year in which any Issue Date occurs, Limoneira or its agent shall report all income to the appropriate tax authorities and withhold and pay all required local, state, federal, foreign income and other taxes and any other amounts required to be withheld by any governmental authority or law. The Participant may elect to have Shares withheld from the Shares (or other evidence of Share ownership, including, without limitation, a direct registration system book-entry account) to reimburse Limoneira for any taxes paid on the Participant’s behalf. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied (“Share Calculation Date”). Alternatively, upon the relevant Issue Date, in accordance with procedures established by the Committee, the Participant may elect to reimburse Limoneira in cash for all applicable withholding taxes paid on the Participant’s behalf.

(b)            Limoneira has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance, transfer, or disposition of Shares (or any other benefit), and the Participant is in no manner relying on Limoneira or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Shares (including but not limited to the acquisition or disposition of the Shares) and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that Limoneira has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(c)            All third-party fees relating to the release, delivery, or transfer of the Shares shall be paid by the Participant or other recipient. To the extent the Participant or other recipient is entitled to any cash payment from Limoneira or any of its Affiliates, the Participant hereby authorizes the deduction of such fees from such payment(s) without further action or authorization of the Participant or other recipient; and to the extent the Participant or other recipient is not entitled to any such payments, the Participant or other recipient shall pay Limoneira or its designee an amount equal to such fees immediately upon the Vesting of the Shares.

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PART III – Performance Compensation Award (pursuant to Section 11 of the Plan)

1.	Performance Compensation Award Summary.

Performance Period:	_____, 202_ through _____, 202_

Performance Compensation Award and Performance Goals:	The Performance Compensation Award shall be based on the Participant’s annual base salary in effect on _____, 202_, multiplied by the percentages shown on Exhibit A to Part III with __ percent (__%) weighting, associated with the Adjusted EBITDA of Limoneira for the Performance Period, and a __ percent (__%) weighting associated with the Participant’s individual performance (collectively, the “Performance Goals”) beginning at attainment of __ percent (__%) with maximum up to __ percent (__%) levels of achievement. The Committee, in its sole discretion, has elected to grant the Participant the opportunity to earn a Performance Compensation Award derived from the above calculation. As used herein, “Adjusted EBITDA” means earnings before stock compensation, interest, taxes, depreciation, and amortization excluding one-time, irregular, and non-recurring items as determined by the Committee.

Committee Discretion:	A Performance Compensation Award shall be subject to discretion of the Committee to eliminate or reduce an Award.

Payment:	Payment of a Performance Compensation Award will be made in a cash lump sum (less all applicable tax and other withholdings) on or prior to _____, 202_, subject to the approval of the Committee, on or after _____, 202_ and on or before _____, 202_; provided that no Participant shall have the right to designate the calendar year of payment.

2.	Performance Compensation Award. The Committee has sole authority to determine the amount granted and payable, if any, and to interpret the terms and conditions of this Agreement and the Plan. Subject to the terms of the Plan and the Agreement, the Performance Compensation Award shall be determined and awarded on or after _____, 202_, and on or before _____, 202_, if the Performance Goals specified in Section 1, Part III of this Agreement are attained by Limoneira. The Committee shall determine the attainment of the Performance Goals. The date on which the Committee makes its determination is referred to as the “Award Date.” The date the Performance Compensation Award, if any, is paid to a Participant is referred to as the “Payment Date.”

PART IV - Provisions Applicable to Restricted Shares, Performance Share-Based Award, and Performance Compensation Award

1.            Incorporation of Plan. The rights and duties of Limoneira and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. The Participant acknowledges receipt of the Plan by executing this Agreement.

2.            Non-transferability. The Performance Share-Based Award, Performance Share-Based Award’s Shares and Restricted Shares shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession until the Restricted Shares become vested or Performance Share-Based Award’s Shares are issued. Performance Compensation Awards shall not be transferable other than by will or the laws of the intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a prohibited transfer.

3.            Superseding Agreement: Binding Effect. This Agreement supersedes any statements, representations, or agreements of Limoneira or an Affiliate with respect to the grant of the Awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations, or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, any employment agreement or any other similar agreement between the Participant and Limoneira or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.

4.            Amendment and Termination; Waiver. Except as permitted by the Plan, and subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by Limoneira or an Affiliate of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to reduce any Award or to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.

5.            Income Reporting; Withholding; Tax Matters. Limoneira, its Affiliates, or their agents shall report all income to the appropriate tax authorities and withhold all required local, state, federal, foreign, and other taxes and any other amounts required to be withheld by any governmental authority or law.

In general, Limoneira and its Affiliates have made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Awards. The Participant also acknowledges that Limoneira and its Affiliate have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

6.            Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of Limoneira, to its Committee, 1141 Cummings Road, Santa Paula, CA 93060, and in the case of the Participant, to the last known address of the Participant as reflected in Limoneira’s records.

7.            Successors and Assigns. Subject to the limitations stated herein and, in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, administrators, and beneficiaries and Limoneira and its successors and assigns.

8.            Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.            Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, Limoneira may, subject to compliance with applicable law, reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to Limoneira or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

10.          Compliance with Laws; Restrictions on Awards and Shares. Limoneira may impose such restrictions on the Awards and the Shares or other benefits underlying the Awards as it may deem advisable, including without limitation restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange, or similar organization and any blue sky, state, or foreign securities laws applicable to such Awards or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, Limoneira shall not be obligated to issue, deliver, or transfer any Shares, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended). Limoneira may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the Performance Share-Based Award, Restricted Shares (or other evidence of Share ownership, including, without limitation, a direct registration system book-entry account) in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on the dates indicated below on behalf of Limoneira and by the Participant effective as of the day and year first above written.

LIMONEIRA COMPANY

By:

Print Name:

Title:

Date:	_____________________________________________, 202__

PARTICIPANT

By:

Print Name:

Date:

Address:

EXHIBIT A
LIMONEIRA COMPANY
2022 OMNIBUS INCENTIVE PLAN
Part II — Performance Shared-Based Award

Performance Goals for the Annual Performance Period from _____, 202_ through _____, 202_:

Annual net income budget for Performance Period ending __, 202_: $

Budgeted revenue for Performance Period ending ___, 202_: $

Annual budgeted revenue growth above the applicable annual net income budget	Target (achievement of budgeted revenue for applicable Annual Performance Period) up to Maximum (15% growth over Target)
%	%

Vesting Schedule for Performance Share-Based Awards:

Vesting Date	% of Performance Share-Based Award Vested

A-1

EXHIBIT A
LIMONEIRA COMPANY
2022 OMNIBUS INCENTIVE PLAN
Part III — Performance Compensation Award

1.	Performance Goals for primary bonus metric for the _____, 202_ through _____, 202_ Performance Period weighted at __% of target level of achievement (with interpolation for performance between specified levels of achievement):

Level of Achievement	Adjusted EBITDA	Payout Percentage	Dollar Amount
(Maximum) __%	$	%
(Target) __%	$	%
(Threshold) __%	$	%

2.	Individual performance metric for the _____, 202_ through _____, 202_ Performance Period weighted at __% of target level of achievement (with no interpolation):

[Description of Individual Performance Goal(s)]formance Goal(s)]

A-2